STOCK ACQUISITION AND REORGANIZATION AGREEMENT

     THIS STOCK ACQUISITION AND REORGANIZATION AGREEMENT ("Agreement") is made and entered into in duplicate effective the 22nd day of February 2000 ("Effective Date"), by and among La Jolla Fresh Squeezed Coffee Co., Inc., a Washington corporation ("La Jolla"); Sorisole Acquisition Corp., a Delaware corporation ("Sorisole"); and those persons specified more particularly on that schedule attached to this Agreement marked Exhibit A and the provisions of which, by this reference, are made a part of this Agreement as though specified completely and specifically at length in this Agreement. For convenience, the persons specified in Exhibit A of this Agreement shall be referred to in this Agreement, collectively, as the "Shareholders" and any of them may be referred to in this Agreement, individually, as a "Shareholder".

                                    RECITALS

     A. Shareholders own all of the issued and outstanding of $.001 par value common stock of Sorisole ("Shares").

     B. Shareholders desire to exchange all of the Shares for 3,500,000 shares of $.001 par value common stock of La Jolla, on the terms and subject to the conditions specified by the provisions of this Agreement.

     C. The Boards of Directors of Sorisole and La Jolla have determined that it is advisable and appropriate and in the best interests of the those corporations and their respective shareholders that the exchange contemplated by the provisions of Recital B specified above occur, on the terms and subject to the conditions specified by the provisions of this Agreement.

     D. The parties to this Agreement desire that the transaction contemplated by the provisions of this Agreement satisfy the requirements of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated pursuant thereto.

NOW, THEREFORE, IN CONSIDERATION OF THE RECITALS SPECIFIED ABOVE THAT SHALL BE DEEMED TO BE A SUBSTANTIVE PART OF THIS AGREEMENT, AND THE MUTUAL COVENANTS, PROMISES, UNDERTAKINGS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES DO HEREBY COVENANT, PROMISE, AGREE, REPRESENT AND WARRANT AS FOLLOWS:

                                    ARTICLE I

                                   DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I:

     "Applicable Contract" -- any Contract (a) pursuant to which Sorisole has or may acquire any rights, (b) pursuant to which Sorisole has or may become subject to any obligation or liability, or (c) by which Sorisole or any of the assets owned or used by Sorisole is or may become obligated.

     "Best Efforts" -- the efforts that a prudent Person desiring to achieve a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

     "Breach" -- a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

     "Consent"  --  any  approval,  consent,  ratification,   waiver,  or  other
authorization (including any Governmental Authorization).

     "Contemplated Transactions" -- all of the transactions contemplated by this Agreement, including; but not limited to:

     (a) the transfer of the Shares by Shareholders to La Jolla in exchange for 3,500,000 shares of $.001 par value common stock of La Jolla;

     (b) the execution, delivery, and performance of the Shareholders' Release;

     (c) the performance by La Jolla and Shareholders of their respective covenants and obligations pursuant to this Agreement; and

     (d) La Jolla's acquisition and ownership of the Shares and assumption of control of Sorisole.

     "Contract" -- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally obligating.


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


     "Effective Date" -- the date upon which this Agreement is signed and delivered by the parties hereto, as defined in the preamble of this Agreement.

     "Employee Benefit Plan" -- any "Employee Pension Benefit Plan" (as defined in Section 3(2) of ERISA), "Employee Welfare Benefit Plan" (as defined in
Section 3(1) of ERISA), "Multi-employer Plan" (as defined in Section 3(37) of ERISA), plan of deferred compensation, medical plan, life insurance plan, long-term disability plan, dental plan or other plan providing for the welfare of any of employees or former employees of Sorisole or beneficiaries thereof (as applicable), personnel policy (including, but not limited to, vacation time, holiday pay, bonus programs, moving expense reimbursement programs and sick leave), excess benefit plan, bonus or incentive plan (including, but not limited to, stock options, restricted stock, stock bonus and deferred bonus plans), salary reduction agreement, change-of-control agreement, employment agreement, consulting agreement or any other benefit, program, agreement or contract.

     "Encumbrance" -- any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any nature whatsoever, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "Environment" -- soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air
(including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "Environmental, Health, and Safety Liabilities" -- any cost, damages, expense, liability, obligation, or other responsibility arising from or pursuant to Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

     (a) any environmental,  health, or safety matters or conditions  (including
on-site  or  off-site   contamination,   occupational  safety  and  health,  and
regulation of chemical substances or products);

     (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising pursuant to Environmental Law or Occupational Safety and Health Law, including consultant and attorney fees;

     (c) financial responsibility pursuant to Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been


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


required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

     (d) any other compliance, corrective, investigative, or remedial measures required pursuant to Environmental Law or Occupational Safety and Health Law.

     The terms "removal," "remedial," and "response action," include the types of activities specified by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sections 9601 et seq., as amended ("CERCLA").

     "Environmental Law" -- any Legal Requirement that requires or relates to:

     (a) advising appropriate authorities, employees, and the public of intended or actual releases of Hazardous Materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

     (b) preventing or reducing to acceptable amounts the release of Hazardous Materials into the Environment;

     (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

     (d) assuring that products are designed, formulated, packaged, and used so that these products do not present unreasonable risks to human health or the Environment when used or disposed of;

     (e) protecting resources, species, or ecological amenities;

     (f) reducing to acceptable amounts the risks inherent in the transportation of Hazardous Materials;

     (g) cleaning up Hazardous Materials that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

     (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     "ERISA" -- the Employee Retirement Income Security Act of 1974, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.


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


     "Facilities" -- any real property, leaseholds, or other interests currently or formerly owned or operated by Sorisole and any buildings, plants, structures, or equipment (including motor vehicles, aircraft, and rolling stock) currently or formerly owned or operated by Sorisole.

     "GAAP" -- generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Sorisole Balance Sheet and the other financial statements referred to in Section 3.4 were prepared.

     "Governmental Authorization" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or pursuant to the authority of any Governmental Body or pursuant to any Legal Requirement.

     "Governmental Body" -- any:

     (a) nation, state, commonwealth, county, city, town, village, district, ward, or other jurisdiction of any nature;

     (b) federal, state, local, municipal, foreign, or other government;

     (c) governmental or quasi-governmental authority of any nature whatsoever (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

     (d) multi-national organization or body; or

     (e)  body  exercising,   or  entitled  to  exercise,   any  administrative,
executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature whatsoever.

     "Hazardous Activity" -- the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, disposal or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, omission, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or Sorisole.

     "Hazardous Materials" -- any waste or other substance that is regulated, listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor, polychlorinated biphenyls ("PCBs") and asbestos or asbestos-containing materials.


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


     "IRC" -- the Internal Revenue Code of 1986, or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "IRS" -- the United States Internal Revenue Service, or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

     "La Jolla"-- La Jolla Fresh Squeezed Coffee Co., Inc., a Washington corporation, as defined in the preamble of this Agreement.

     "La Jolla Common Stock" -- common stock, $.001 par value per share, of La Jolla.

     "Knowledge" -- an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual should have been aware of such fact or other matter, after reasonable investigation thereof.

     A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, manager, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

     "Legal Requirement" -- any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "Occupational Safety and Health Law" -- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "Order"  -- any  award,  decision,  injunction,  judgment,  order,  ruling,
subpoena,  or  verdict  entered,   issued,  made,  or  rendered  by  any  court,
administrative agency, or other Governmental Body or by any arbitrator.

     "Ordinary Course of Business" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

     (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

     (b) such action is not required to be authorized by the Board of Directors of such Person (or by any Person or group of Persons having similar authority); and


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


     (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the Board of Directors of such Person (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same business as such Person.

     "Organizational Documents" -- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles of organization and the operating agreement of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to any of the foregoing.

     "Person" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, fraternal organization, group, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "Plan Affiliate" -- with respect to any Person, any other person or entity with whom the Person constitutes all or part of a controlled group, or which would be treated with the Person as under common control or whose employees would be treated as employed by the Person, pursuant to Section 414 of the IRC and any regulations, administrative rulings and case law interpreting the foregoing.

     "Proceeding" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Related Person"

     (a) with respect to a particular individual:

          (i) each other member of such individual's Family;

          (ii) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

          (iii) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

          (iv) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).


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


     (b) With respect to a specified Person other than an individual:

          (i) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

          (ii) any  Person  that  holds a Material  Interest  in such  specified
     Person;

          (iii) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

          (iv) any Person in which such specified Person holds a Material Interest;

          (v) any Person with respect to which such specified Person serves as a general partner, manager or a trustee (or in a similar capacity); and

          (vi) any Related Person of any individual  described in clause (ii) or
     (iii) of this Subsection (b).

     For purposes of this definition, (a) the "Family" of an individual includes
(i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and
(b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 pursuant to the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

     "Release" -- any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

     "Reorganization" -- The exchange of La Jolla Common Stock for all of the Shares, pursuant to Section 368(a)(1)(B) of the Code.

     "Representative" -- with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "Securities Act" -- the Securities Act of 1933, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.


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


     "Shareholders" -- the persons specified in Exhibit A of this Agreement.

     "Shares" -- as defined in the Recital A of this Agreement.

     "Sorisole"-- Sorisole Acquisition Corp., a Delaware corporation, as defined in the preamble of this Agreement.

     "Sorisole   Disclosure  Letter"  --  the  disclosure  letter  delivered  by
Shareholders to La Jolla concurrently with the execution and delivery of this Agreement.

     "Subsidiary" -- with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's Board of Directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

     "Tax" -- Any tax, charge, fee, levy, interest, penalty, addition to tax or other assessment, including, but not limited to, income, provincial, excise, property "real, tangible personal or intangible personal", sales, use, gross receipts, business and occupation, value added and franchise tax, license, recording, documentation and registration fee and customs duty, imposed by any Governmental Body and any payment with respect there to required pursuant to any tax sharing agreement.

     "Tax Return" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "Threat of Release" -- a substantial probability of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

     "Threatened" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would cause a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter probably will be asserted, commenced, taken, or otherwise pursued in the future.


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


                                   ARTICLE II

                         REORGANIZATION AND REGISTRATION

     2.1 Qualifying "B" Reorganization. Pursuant to the requirements of Section 368(a)(1)(B) of the IRC and the regulations promulgated pursuant thereto, La Jolla will issue and deliver to Shareholders 3,500,000 shares of La Jolla Common Stock in exchange for the Shares. Immediately after that exchange, La Jolla shall have control (as defined in Section 368(c) of the IRC) of Sorisole.

     2.2 Implementation of Reorganization.  Shareholders shall cause Sorisole to
(i) take all corporate actions and obtain all approvals and consents necessary to complete the Reorganization; (ii) secure the consent of any Person (if such consent is necessary) to the consummation of such Reorganization; (iii) file all necessary documents, returns, notices and applications with all Governmental Bodies necessary or appropriate to complete the Reorganization; (iv) deliver the Sorisole Disclosure Letter; and (v) deliver and transfer the certificates representing and evidencing the Shares, together with stock powers duly endorsed in blank with signatures guaranteed by Sorisole's transfer agent.

     2.3 Obligations upon Execution. Upon the execution of this Agreement:

     (a) Shareholders will deliver to La Jolla:

          (i)   certificates   representing   the  Shares,   duly  endorsed  (or
     accompanied by duly executed stock powers), for transfer to La Jolla;

          (ii)  releases  in  the  form  of  Exhibit  2.3(a)(ii),   executed  by
     Shareholders' Representative ("Shareholders' Release"); and

          (iii) the Sorisole Disclosure Letter;

     (b) La Jolla will deliver to Shareholders:

          (i) one or more certificates evidencing and representing 3,500,000 shares of La Jolla Common Stock; and

     2.4 Registration Rights. Within sixty (60) days of the Effective Date, La Jolla will use its best efforts to file a Registration Statement with the Securities and Exchange Commission pursuant to the Securities Act and cause 500,000 shares of La Jolla Common Stock held by Danilo Cattiamatta to be registered pursuant to the Securities Act. All expenses and fees incurred by La Jolla in complying with this section, including, without limitation, registration and filing fees, listing fees, printing expenses, fees and disbursements of all independent accountants or auditors and counsel for La Jolla and the expense of any special audits incident to or required by any such registration and the expenses of complying with the securities or Blue Sky laws of any jurisdiction shall be paid by La Jolla.


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


Notwithstanding the foregoing, Danilo Cattiamattta shall pay all underwriting discounts or commissions with respect to shares of La Jolla Common Stock sold by Danilo Cattiamattta.

     2.5 Shareholders Representative. The Shareholders hereby irrevocably, unconditionally and forever designate and appoint Danilo Cacciamatta, 2600 Michelson Drive, Suite 490, Irvine, California 92612, as their agent and attorney in fact (the "Shareholders' Representative") with full and complete power and authority to execute, deliver, and receive on their behalf all notices, requests, and other communications pursuant to this Agreement; to waive, amend, or modify any provisions of this Agreement, and to take such other action on their behalf in connection with this Agreement and the Contemplated Transactions as such agent deems appropriate; provided, however, that no such waiver, amendment, or modification may be made if it would decrease the number of shares of La Jolla Common Stock to be issued to the Shareholders pursuant to this Agreement or increase the extent of their obligation.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                          OF SHAREHOLDERS AND SORISOLE

     Sorisole and Shareholders jointly and severally represent and warrant to La Jolla as follows:

     3.1 Organization and Good Standing.

     (a) Part 3.1 of the Sorisole Disclosure Letter contains a complete and accurate list for Sorisole, of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). Sorisole is a corporation duly organized, validly existing, and in good standing pursuant to the laws of its jurisdiction of incorporation, with full and complete corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations pursuant to Applicable Contracts. Sorisole is duly qualified to do business as a foreign corporation and is in good standing pursuant to the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

     (b) Sorisole has delivered to La Jolla true and correct copies of the Organizational Documents of Sorisole, as currently in effect.

     3.2 Authority; No Conflict.

     (a) This Agreement constitutes the legal, valid, and binding obligation of Shareholders, enforceable against Shareholders in accordance with its terms. Upon the execution and delivery by Shareholders and Sorisole of the Shareholders' Release ("Shareholders' Closing Documents"), the


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


Shareholders' Closing Documents will constitute the legal, valid and binding obligations of Shareholder and Sorisole, enforceable against Shareholders and Sorisole in accordance with their respective terms. Shareholders have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform their obligations pursuant to this Agreement, and Shareholders and Sorisole have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform their obligations pursuant to the Shareholder' Closing Documents.

     (b) Except as set forth in Part 3.2 of the Sorisole Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

          (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of Sorisole, or (B) any resolution adopted by the Board of Directors or the stockholders of Sorisole;

          (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Sorisole or any Shareholder, or any of the assets owned or used by Sorisole, may be subject;

          (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Sorisole or that otherwise relates to the business of, or any of the assets owned or used by, any Sorisole;

          (iv) cause La Jolla or Sorisole to become subject to, or to become liable for the payment of, any Tax;

          (v) cause any of the assets owned by Sorisole to be reassessed or revalued by any taxing authority or other Governmental Body;

          (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

          (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by Sorisole.

     Except as set forth in Part 3.2 of the Sorisole Disclosure Letter, neither Sorisole nor any Shareholder is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     (c) Shareholders are acquiring the La Jolla Common Stock for their own accounts and not with an intention of distribution within the meaning of Section 2(11) of the Securities Act.

     3.3 Capitalization. The authorized equity securities of Sorisole consist of 20,000,000 shares of $.001 par value Common Stock, of which 500,000 shares are issued and outstanding, all of which issued and outstanding shares constitute the "Shares." Shareholders are the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances. Part 3.3 of the Sorisole Disclosure Letter sets forth the ownership of the Shares. No legend or other reference to any purported Encumbrance appears upon any certificate representing the Shares. All of the Shares have been duly authorized and validly issued and are fully paid and nonassessable. Except for this Agreement, there are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of Sorisole. None of the Shares were issued in violation of the Securities Act or any other Legal Requirement. Sorisole does not own, or has any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

     3.4 Financial Statements. Sorisole has delivered to La Jolla (a) audited balance sheets of Sorisole as at December 31 in each of the years 1997 through 1998, inclusive, and the related audited statement of income for each of the fiscal years then ended, (b) an unaudited balance sheet of Sorisole as at September 30, 1999 (the "Sorisole Balance Sheet"), and the related unaudited statement of income for the nine (9) months then ended, and (c) an unaudited balance sheet of Sorisole as at the date of this Agreement (the "Sorisole Interim Balance Sheet") and the related unaudited statements of income, changes in stockholders' equity, and cash flow for the nine (9) months then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of Sorisole as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes; the financial statements referred to in this Section 3.4 present the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than Sorisole are required by GAAP to be included in the financial statements of Sorisole.

     3.5 Books and Records. The books of account, minute books, stock record books, and other records of Sorisole, all of which have been delivered to La Jolla, are complete and correct and have been maintained in accordance with competent business practices, including the maintenance of an adequate system of internal controls. The minute book of Sorisole contain accurate and complete records of all meetings held of, and corporate actions taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of Sorisole, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. Upon the execution of this Agreement, all of those books and records will be in the possession of Sorisole.

     3.6 Title to Properties; Encumbrances. Sorisole owns no real property or any interest therein. Part 3.6 of the Sorisole Disclosure Letter contains a complete and accurate list of all leaseholds of Sorisole. Sorisole owns all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that Sorisole purports to own, including all of the properties and assets specified in the Sorisole Balance Sheet and the Sorisole Interim Balance Sheet (except for assets held pursuant to capitalized leases disclosed or not required to be disclosed in Part 3.6 of the Sorisole Disclosure Letter and personal property sold since the date of the Sorisole Balance Sheet and the Sorisole Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by Sorisole since the date of the Sorisole Balance Sheet (except for personal property acquired and sold since the date of the Sorisole Balance Sheet in the Ordinary Course of Business and consistent with past practice). All material properties and assets specified in the Sorisole Balance Sheet and the Sorisole Interim Balance Sheet are free and clear of all Encumbrances. Neither the whole nor any portion of any property held by Sorisole is subject to any governmental decree or Order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Body or any Person with or without payment compensation therefor, nor, if any such condemnation, expropriation or taking being proposed.

     3.7 Condition and Sufficiency of Assets. The buildings, plants, structures, and equipment of Sorisole are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, plants, structures, and equipment of Sorisole are sufficient for the continued conduct of Sorisole business after the Effective Date in substantially the same manner as conducted prior to the Effective Date.

     3.8 Accounts Receivable. All accounts receivable of Sorisole that are specified on the Sorisole Balance Sheet or the Sorisole Interim Balance Sheet or on the accounting records of Sorisole as of the Effective Date (collectively, the "Sorisole Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. The Sorisole Accounts Receivable are current and collectible net of the respective reserves shown on the Sorisole Balance Sheet or the Sorisole Interim Balance Sheet or on the accounting records of Sorisole as of the Effective Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Effective Date, will not represent a greater percentage of the Sorisole Accounts Receivable as of the Effective Date than the reserve specified in the Sorisole Balance Sheet represented of the Sorisole Accounts Receivable specified therein and will not represent a material adverse change in the composition of such Sorisole Accounts Receivable in terms of aging). Subject to such reserves, each of the Sorisole Accounts Receivable either has been or will be collected in full, without any set-off, within 90 days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, pursuant to any Contract with any obligor of an Sorisole Accounts Receivable relating to the amount or validity of such Sorisole Accounts Receivable. Part 3.8 of the

Sorisole Disclosure Letter specifies a complete and accurate list of all Sorisole Accounts Receivable as of the date of the Sorisole Interim Balance Sheet sets and the aging of each Sorisole Accounts Receivable.

     3.9 Inventory. All inventory of Sorisole, whether or not specified in the Sorisole Balance Sheet or the Sorisole Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Sorisole Balance Sheet or the Sorisole Interim Balance Sheet or on the accounting records of Sorisole as of the Effective Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of Sorisole.

     3.10 No Undisclosed Liabilities. Except as set forth in Part 3.10 of the Sorisole Disclosure Letter, Sorisole has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations specified or reserved against in the Sorisole Balance Sheet or the Sorisole Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

     3.11 Taxes.

     (a) Sorisole has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Sorisole has delivered to La Jolla copies of all such Tax Returns filed since January 1, 1997. Sorisole has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Shareholders or Sorisole, except such Taxes, if any, as are listed in Part 3.11 of the Sorisole Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Sorisole Balance Sheet and the Sorisole Interim Balance Sheet.

     (b) Part 3.11 of the Sorisole Disclosure Letter contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Part 3.11 of the Sorisole Disclosure Letter, are being contested in good faith by appropriate proceedings. Part 3.11 of the Sorisole Disclosure Letter describes all adjustments to the United States federal income Tax Returns filed by Sorisole for all taxable years since 1997, and the resulting deficiencies proposed by the IRS. Except as described in Part 3.11 of the Sorisole Disclosure Letter, neither Sorisole or any Shareholder has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of Sorisole or for which Sorisole may be liable.

     (c) The charges, accruals and reserves with respect to Taxes on the books of Sorisole are adequate (determined in accordance with GAAP) and are at least equal to Sorisole's liability for Taxes. There exists no proposed tax assessment against Sorisole, except as disclosed in the Sorisole Balance Sheet or in Part
3.11 of the Sorisole Disclosure Letter. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by Sorisole. All Taxes that Sorisole is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

     (d) All Tax Returns filed by (or that include on a consolidated basis) Sorisole are true, correct, and complete. There is no tax sharing agreement that will require any payment by Sorisole after the date of this Agreement. Sorisole is not, nor during the 5 year period preceding the Effective Date has been, an "S" corporation. During the consistency period (as defined in Section 338(h)(4) of the IRC with respect to the sale of the Shares to La Jolla), neither Sorisole nor target affiliate (as defined in Section 338(h)(6) of the IRC with respect to the sale of the Shares to La Jolla) has sold or will sell any property or assets to La Jolla or to any member of the affiliated group (as defined in Section 338(h)(5) of the IRC) that includes La Jolla. Part 3.11 of the Sorisole Disclosure Letter lists all such target affiliates.

     3.12 No Material Adverse Change. Since the date of the Sorisole Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of Sorisole, and no event has occurred or circumstance exists that may result in such a material adverse change.

     3.13 Employee Benefits. Except as set forth in Part 3.13 of the Sorisole Disclosure Letter, neither Sorisole nor any Plan Affiliate of Sorisole has maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights pursuant to or with respect to any Employee Benefit Plan, whether or not written, which could give rise to or result in Sorisole or such Plan Affiliate having any material debt, liability, claim or obligation of any kind or nature whatsoever, whether accrued, absolute, contingent, direct, indirect, known or unknown, perfected or inchoate or otherwise and whether or not due or to become due. Correct and complete copies of all Employee Benefit Plans previously have been furnished to La Jolla. The Employee Benefit Plans are in compliance in all material respects with governing documents and agreements and with applicable laws. There has not been any act or omission by Sorisole pursuant to ERISA or the terms of the Employee Benefit Plans, or any other applicable law or agreement which could give rise to any liability of Sorisole, whether pursuant to ERISA, the IRC or other laws or agreements.

     3.14 Compliance with Legal Requirements; Governmental Authorizations.

     (a) Except as set forth in Part 3.14 of the Sorisole Disclosure Letter:

          (i) Sorisole is and has been in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

          (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by Sorisole of, or a failure on the part of Sorisole to comply with, any Legal Requirement, or (B) may give result in any obligation on the part of Sorisole to undertake, or to pay all or any portion of the cost of, any remedial action of any nature, including pursuant to any Environmental, Health, and Safety Liability; and

          (iii) Sorisole has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of Sorisole to undertake, or to pay all or any portion of the cost of, any remedial action of any nature, including pursuant to any Environmental, Health, and Safety Liability.

     (b) Part 3.14 of the Sorisole Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by Sorisole or that otherwise relates to the business of, or to any of the assets owned or used by, Sorisole. Each Governmental Authorization listed or required to be listed in
Part 3.14 of the Sorisole Disclosure Letter is valid and in full force and effect. Except as set forth in Part 3.14 of the Sorisole Disclosure Letter:

          (i) Sorisole is and has been in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.14 of the Sorisole Disclosure Letter;

          (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.14 of the Sorisole Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.14 of the Sorisole Disclosure Letter;

          (iii) Sorisole has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

          (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part
     3.14 of the Sorisole Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

The Governmental Authorizations listed in Part 3.14 of the Sorisole Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit Sorisole to conduct and operate its business lawfully in the manner Sorisole currently conducts and operates such business and to permit Sorisole to own and use its assets in the manner in which Sorisole currently owns and uses such assets.

     3.15 Legal Proceedings; Orders.

     (a) Except as set forth in Part 3.15 of the Sorisole Disclosure Letter, there is no pending Proceeding:

          (i) that has been commenced by or against Sorisole or that otherwise relates to or may affect the business of, or any of the assets owned or used by, Sorisole; or

          (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

To the Knowledge of Shareholders and Sorisole, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give result in or serve as a basis for the commencement of any such Proceeding. Sorisole has delivered to La Jolla copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 3.15 of the Sorisole Disclosure Letter. The Proceedings listed in Part 3.15 of the Sorisole
Disclosure Letter will not have a material adverse effect on the business, operations, assets, condition, or prospects of Sorisole.

     (b) Except as set forth in Part 3.15 of the Sorisole Disclosure Letter:

          (i) there is no Order to which Sorisole, or any of the assets owned or used by Sorisole, is subject;

          (ii) no Sorisole Shareholder is subject to any Order that relates to the business of, or any of the assets owned or used by, Sorisole; and

          (iii) no officer, director, agent, or employee of Sorisole is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of Sorisole.

     (c) Except as set forth in Part 3.15 of the Sorisole Disclosure Letter:

          (i) Sorisole is and has been in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

          (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Sorisole, or any of the assets owned or used by Sorisole, is subject; and

          (iii) Sorisole has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which Sorisole, or any of the assets owned or used by Sorisole, is or has been subject.

     3.16  Absence of Certain  Changes and  Events.  Except as set forth in Part
3.16 of the Sorisole Disclosure Letter, since the date of the Sorisole Balance Sheet, Sorisole has conducted Sorisole's business only in the Ordinary Course of Business and there has not been any:

     (a) change in Sorisole's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of Sorisole; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by Sorisole of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

     (b) amendment to the Organizational Documents of Sorisole;

     (c) payment or increase by Sorisole of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

     (d) adoption of, or increase in the payments to or benefits pursuant to, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of Sorisole;

     (e) damage to or destruction or loss of any asset or property of Sorisole, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of Sorisole, taken as a whole;

     (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to Sorisole of at least $10,000.00;

     (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of Sorisole or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of Sorisole, including the sale, lease, or other disposition of any of the Sorisole Intellectual Property Assets;

     (h) cancellation or waiver of any claims or rights with a value to Sorisole in excess of $10,000.00;

     (i) material change in the accounting methods used by Sorisole; or

     (j) agreement, whether oral or written, by Sorisole to do any of the foregoing.

     3.17 Contracts; No Defaults.

     (a) Part 3.17(a) of the Sorisole Disclosure Letter contains a complete and accurate list, and Sorisole has delivered to La Jolla true and complete copies, of all the Contracts with a value of at least $10,000.00 of Sorisole. Part 3.17(a) of the Sorisole Disclosure Letter sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of Sorisole pursuant to the Contracts, and Sorisole's office where details relating to the Contracts are located.

     (b) Except as set forth in Part 3.17(b) of the Sorisole Disclosure Letter:

          (i) no Shareholder (and no Related Person of any Shareholder) has or may acquire any rights pursuant to, and no Shareholder has or may become subject to any obligation or liability pursuant to, any Contract that relates to the business of, or any of the assets owned or used by, Sorisole; and

          (ii) no officer, director, agent, employee, consultant, or contractor of Sorisole is obligated by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to
     (A) engage in or continue any conduct, activity, or practice relating to the business of Sorisole, or (B) assign to Sorisole or to any other Person any rights to any invention, improvement, or discovery.

     (c) Except as set forth in Part 3.17(c) of the Sorisole Disclosure Letter, each Contract identified or required to be identified in Part 3.17(a) of the Sorisole Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

     (d) Except as set forth in Part 3.17(d) of the Sorisole Disclosure Letter:

          (i) Sorisole is and has been in full compliance with all applicable terms and requirements of each Contract pursuant to which Sorisole has or had any obligation or liability or by which Sorisole or any of the assets owned or used by Sorisole is or was obligated;

          (ii) each other Person that has or had any obligation or liability pursuant to any Contract pursuant to which Sorisole has or had any rights is and has been in full compliance with all applicable terms and requirements of such Contract;

          (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Sorisole or other Person the right to declare a default or exercise any remedy pursuant to, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

          (iv) Sorisole has not given to or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default pursuant to, any Contract.

     (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to Sorisole pursuant to current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

     (f) The Contracts relating to the sale, design, manufacture, or provision of products or services by Sorisole have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

     3.18 Insurance.

     (a) Sorisole has delivered to La Jolla:

          (i) true and complete copies of all policies of insurance to which Sorisole is a party, or any director of Sorisole, is or has been covered at any time within the three (3) years preceding the date of this Agreement;

          (ii) true and complete copies of all pending applications for policies of insurance; and

          (iii) any statement by the auditor of Sorisole's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

     (b) Part 3.18(b) of the Sorisole Disclosure Letter describes:

          (i) any self-insurance arrangement by or affecting Sorisole, including any reserves established pursuant thereto;

          (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by Sorisole; and

          (iii) all obligations of Sorisole to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy pursuant to which such coverage is provided.

     (c) Part 3.18(c) of the Sorisole Disclosure Letter sets forth, by year, for the current policy year and each of the three (3) preceding policy years:

          (i) a summary of the loss experience pursuant to each policy;

          (ii) a statement describing each claim pursuant to an insurance policy for an amount in excess of $10,000.00, which sets forth:

               (A) the name of the claimant;

               (B) a description of the policy by insurer, type of insurance, and period of coverage; and

               (C) the amount and a brief description of the claim; and

          (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

     (d) Except as set forth on Part 3.18(d) of the Sorisole Disclosure Letter:

          (i) All policies to which Sorisole is a party or that provide coverage to Shareholder, Sorisole, or any director or officer of Sorisole:

               (A) are valid, outstanding, and enforceable;

               (B) are issued by an insurer that is financially sound and reputable;

               (C) taken together, provide adequate insurance coverage for the assets and the operations of Sorisole for all risks normally insured against by a Person carrying on the same business or businesses as Sorisole;

               (D) are sufficient for compliance with all Legal Requirements, Governmental Authorizations and Contracts to which Sorisole is a party or by which Sorisole is obligated;

               (E) will continue in full force and effect following the consummation of the Contemplated Transactions; and

               (F) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of Sorisole.

          (ii) Neither Sorisole nor any Shareholder has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is not now in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations pursuant thereto.

          (iii) Sorisole has paid all premiums due, and have otherwise performed all of its obligations, pursuant to each policy to which Sorisole is a party or that provides coverage to Sorisole or director or officer thereof.

          (iv) Sorisole has given notice to the insurer of all claims that may be insured thereby.

     3.19 Environmental Matters. Except as set forth in part 3.19 of the Sorisole Disclosure Letter:

     (a) Sorisole is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable for Environmental, Health, and Safety Liabilities pursuant to, any Environmental Law. Neither Sorisole nor any Shareholder has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened Order, notice, or other communication from (i) any Governmental Body or private citizen, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential Release of Hazardous Materials from any Facilities, or any violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or pay the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Shareholder or Sorisole has had an interest, or with respect to any property or Facility (A) at or to which Hazardous Materials were generated, manufactured, refined, transferred, transported, disposed, imported, used, or processed by or from any Shareholder, Sorisole, or any other Person for whose conduct they are or may be held responsible, or (B) to or from which Hazardous Materials from any Shareholder, Sorisole, or any other Person for whose conduct they are or may be held responsible have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (b) There are no pending or, to the Knowledge of Shareholders and Sorisole, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which any Shareholder or Sorisole has or had an interest.

     (c) Neither Sorisole nor any Shareholder has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or pay the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Shareholder or Sorisole had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, treated, used, or processed by any Shareholder, Sorisole, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (d) Neither Sorisole nor any Shareholder, nor any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which any Shareholder or Sorisole (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

     (e) There are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, buildings, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. Neither Sorisole nor any Shareholder, nor any other Person for whose conduct they are or may be held responsible, or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Shareholder or Sorisole has or had an interest.

     (f) There has been no Release or, to the Knowledge of any Shareholder and Sorisole, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which any Shareholder or Sorisole has or had an interest, or any geologically or hydrologically adjoining property, whether by any Shareholder, Sorisole, or any other Person, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, treated, used, or processed by any Shareholder, Sorisole, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (g) Sorisole has delivered to La Jolla true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by any Shareholder or Sorisole pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by any Shareholder, Sorisole, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

     3.20 Employees.

     (a) Part 3.20 of the Sorisole Disclosure Letter contains a complete and accurate list of the following information for each employee or director of Sorisole, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since January 1, 1997; vacation accrued; and service credited for purposes of vesting and eligibility to participate pursuant to Sorisole's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any director plan.

     (b) No employee or director of Sorisole is a party to, or is otherwise obligated by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Sorisole Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his or her duties as an employee or director of Sorisole, or (ii) the ability of Sorisole to conduct its business, including any Sorisole Proprietary Rights Agreement with any Shareholder or Sorisole by any such employee or director. To Shareholders' Knowledge, no director, officer, or other key employee of Sorisole intends to terminate his or her employment with Sorisole.

     (c) Part 3.20 of the Sorisole Disclosure Letter also contains a complete and accurate list of the following information for each retired employee or director of Sorisole, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

     3.21 Labor Relations; Compliance. Sorisole has not been or is a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting Sorisole relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting Sorisole or its premises, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by Sorisole, and no such action is contemplated by Sorisole. Sorisole has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. Sorisole is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

     3.22 Intellectual Property.

     (a) Sorisole (i) owns all the licenses, trademarks, tradenames, copyrights, marks, patents and applications for patents listed and attributed to it on Part 3.22(a) of the Sorisole Disclosure Letter (the "Sorisole Intellectual Property Assets"), (ii) neither owns nor uses any such items which are not listed in the Sorisole Disclosure Letter, (iii) pays no royalties to any Person with respect to any such items, and (iv) has full, complete, unfettered and lawful right to bring actions for the infringement thereof. Sorisole owns, or possesses adequate and enforceable rights to use without payment of royalties, all licenses, trademarks, tradenames, copyrights, patents, trade secrets and processes necessary for the conduct of, or use in, its business as the same is presently being conducted.

     (b) Except as set forth on Part 3.22(b) of the Sorisole Disclosure Letter, Sorisole has no Knowledge nor has received any notice to the effect that any service or product it provides or sells, or any process, method, part or material it employees in its business for the use by it or another of any such service, may infringe, or is in conflict with, any asserted right of another Person. There is no pending or Threatened claim or litigation action against Sorisole contesting its right to use or the validity of any of the trademarks or tradenames listed on Part 3.22(a) of the Sorisole Disclosure Letter or asserting its misuse of any of the foregoing, which would deprive it of the right to assert its rights pursuant thereto or which would prevent the sale of any service provided or sold by it.

     3.23 Certain Payments. Neither Sorisole nor any director, officer, agent, or employee of Sorisole, or to Shareholders' Knowledge any other Person associated with or acting for or on behalf of Sorisole, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Sorisole or any Affiliate of Sorisole, or
(iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of Sorisole.

     3.24 Disclosure.

     (a) No representation or warranty of Shareholders in this Agreement and no information specified in the Sorisole Disclosure Letter omits to specify a material fact necessary to make the information specified herein or therein, considering the circumstances in which that information was furnished, not misleading.

     (b) There is no fact known to any Shareholder that has specific application to any Shareholder or Sorisole (other than general economic or industry conditions) and that materially adversely affects or, as far as any Shareholder can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of Sorisole that has not been set forth in this Agreement or the Sorisole Disclosure Letter.

     3.25 Relationships with Related Persons. Except as set forth on Part 3.25 of the Sorisole Disclosure Letter, no Shareholder or any Related Person of Shareholders or of Sorisole has or has had any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to Sorisole's business. Except as set forth in Part 3.25 of the Sorisole Disclosure Letter, no Shareholder or any Related Person of Shareholders or of Sorisole is or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with Sorisole, or (ii) engaged in competition with Sorisole with respect to any line of the products or services of Sorisole (a "Sorisole Competing Business") in any market presently served by Sorisole. Except as set forth in Part 3.25 of the Sorisole Disclosure Letter, no Shareholder or any Related Person of Shareholders or of Sorisole is a party to any Contract with, or has any claim or right against, Sorisole.

     3.26 Brokers or Finders. Shareholders and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

     3.27 Corporate Resolutions. Sorisole has delivered to La Jolla a certified copy of the resolutions adopted by the Board of Directors of Sorisole authorizing execution, delivery and performance of this Agreement and the consummation of the Reorganization and a certificate of the Secretary of Sorisole, dated the Effective Date, to the effect that those resolutions were duly adopted and are in full force and effect and with respect to the authority and incumbency of the officers of Sorisole executing this Agreement.

     3.28 Take or Pay Contracts. Part 3.28 of the Sorisole Disclosure Letter specifies all Contracts pursuant to which Sorisole is required to purchase a minimum quantity of utilities, products or services or to make payment therefor. Sorisole has utilized the minimum quantity of utilities, products or services that Sorisole is required to utilize pursuant to such Contracts and Sorisole has made no prepayments for utilities, products or services that Sorisole has not utilized.

     3.29 Banking Relationships. Part 3.29 of the Sorisole Disclosure Letter specifies the names and locations of all banks, trust companies, savings and loans associations and other financial institutions at which Sorisole maintains its safe deposit boxes or accounts of any nature and the names of all persons authorized to have access there to, draw thereon or make withdrawals therefrom. Upon request, Sorisole and Shareholders will deliver to La Jolla copies of all records, including all signatures or authorization cards and the keys pertaining to safe deposit boxes.

     3.30 Further Assurances. Each Shareholder shall cooperate with La Jolla and provide such Shareholder's best efforts to assist La Jolla in connection with the continuity and smooth transition of the Sorisole businesses. At any time or from time to time, each Shareholder shall, at the request of La Jolla, take any and all action necessary or appropriate to put La Jolla in actual possession and control of Sorisole and shall execute and deliver such further instruments of sale, conveyance, transfer, assignment and consent and take such other action as La Jolla may request in order to sale, convey, transfer, deliver, assign, and set over to La Jolla all of the Shares and to confirm the title and possession thereto or to assist La Jolla in exercising its rights with respect thereto.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                    OF BUYER

     Buyer represents and warrants to Sorisole and Shareholders, and each of them, as follows:

     4.1 Organization and Good Standing.

     (a) La Jolla is a corporation duly organized, validly existing, and in good standing pursuant to the laws of its jurisdiction of incorporation, with full and complete corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations pursuant to Applicable Contracts. La Jolla is duly qualified to do business as a foreign corporation and is in good standing pursuant to the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

     (b) La Jolla has delivered to Sorisole true and correct copies of the Organizational Documents of La Jolla, as currently in effect.

     4.2 Authority; No Conflict.

     (a) This Agreement constitutes the legal, valid, and binding obligation of La Jolla, enforceable against La Jolla in accordance with its terms. La Jolla has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations pursuant to this Agreement, and La Jolla has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement.

     (b)  Neither  the  execution  and  delivery  of  this   Agreement  nor  the
consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

          (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of La Jolla, or (B) any resolution adopted by the Board of Directors or the stockholders of La Jolla;

          (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief pursuant to, any Legal Requirement or any Order to which La Jolla, or any of the assets owned or used by La Jolla, may be subject;

          (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by La Jolla or that otherwise relates to the business of, or any of the assets owned or used by, La Jolla;

          (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy pursuant to, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

     La Jolla is not or will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     (c) La Jolla is acquiring the Shares for La Jolla's own account and not with an intention of distribution within the meaning of Section 2(11) of the Securities Act. La Jolla is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act.

     4.3 Capitalization. The authorized equity securities of La Jolla consist of 50,000,000 shares of common stock, $.001 par value, of which 20,797,890 shares are issued and outstanding. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of La Jolla. All of the outstanding equity securities of La Jolla have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of La Jolla. None of the outstanding equity securities or other securities of La Jolla was issued in violation of the Securities Act or any other Legal Requirement. La Jolla does not own, and except for this Agreement, La Jolla has no Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

     4.4 Books and Records. The books of account, minute books, stock record books, and other records of La Jolla, all of which have been delivered to Sorisole, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute book of La Jolla contains accurate and complete records of all meetings held of, and corporate actions taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of La Jolla, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute book. Upon the execution of this Agreement, all of those books and records will be in the possession of La Jolla.

     4.5 Corporate Resolutions. La Jolla has delivered to Sorisole a certified copy of the resolutions adopted by the Board of Directors of La Jolla authorizing execution, delivery and performance of this Agreement and the consummation of the Reorganization and a certificate of the Secretary of La Jolla, dated the Effective Date, to the effect that those resolutions were duly adopted and are in full force and effect and with respect to the authority and incumbency of the officers of La Jolla executing this Agreement.


                                    ARTICLE V

                            INDEMNIFICATION; REMEDIES

     5.1 Survival; Right to Indemnification Not Affected by Knowledge. All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, the certificates delivered pursuant to Sections 2.3(a)(i) and 2.3(b)(i), and any other certificate or document delivered pursuant to this Agreement will survive this Agreement. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

     5.2 Indemnification and Payment of Damages by Majority Shareholders. Majority Shareholders, jointly and severally, will indemnify and hold harmless La Jolla, and La Jolla's respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "La Jolla Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including reasonable costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

     (a) any Breach of any representation or warranty made by Shareholders or Sorisole in this Agreement, the Sorisole Disclosure Letter, or any other certificate or document delivered by Shareholders or Sorisole pursuant to this Agreement;

     (b) any Breach by any Shareholder or Sorisole of any covenant or obligation of such Shareholder or Sorisole in this Agreement; or

     (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any Shareholder or Sorisole (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

     The remedies provided in this Section 5.2 will not be exclusive of or limit any other remedies that may be available to La Jolla or the La Jolla Indemnified Persons.

     5.3 Indemnification and Payment of Damages by Majority Shareholders and Sorisole -- Environmental Matters. In addition to the provisions of Section 5.2, Majority Shareholders and Sorisole, jointly and severally, will indemnify and hold harmless La Jolla, and the La Jolla Indemnified Persons for, and will pay to La Jolla, and the La Jolla Indemnified Persons the amount of, any Damages (including response costs, costs of indemnification, cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with:

     (a) any Environmental, Health, and Safety Liabilities arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Effective Date of the Facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which Majority Shareholders or Sorisole has or had an interest, or (B) any Hazardous Materials or other contaminants that were present on the Facilities or such other properties and assets at any time on or prior to the Effective Date; or
(ii) (A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released, dispersed or otherwise handled by Shareholders or Sorisole or by any other Person for whose conduct they are or may be held responsible at any time on or prior to the Effective Date, or (B) any Hazardous Activities that were, or were allegedly, conducted by Shareholders or Sorisole or by any other Person for whose conduct they are or may be held responsible; or

     (b) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage

(including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of Shareholders or Sorisole or any other Person for whose conduct they are or may be held responsible, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to the Facilities or the operation of Sorisole prior to the Effective Date, or from Hazardous Material that was (i) present or suspected to be present on or before the Effective Date on or at the Facilities (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the Facilities and was present or suspected to be present on any of the Facilities on or prior to the Effective
Date) or (ii) Released or allegedly Released by Shareholders or Sorisole or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Effective Date, whether or not from the Facilities.

     La Jolla will be entitled to direct or control any Cleanup, any related Proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought pursuant to this
Section 5.3. The procedure described in Section 5.5 will apply to any claim solely for monetary damages relating to a matter contemplated by this Section 5.3.

     5.4 Indemnification and Payment of Damages by La Jolla. La Jolla will indemnify and hold harmless Shareholders and Sorisole, and Shareholders and Sorisole's respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Shareholders and Sorisole Indemnified Persons") for, and will pay to the Shareholders and Sorisole Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including reasonable costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

     (a) any Breach of any representation or warranty made by La Jolla in this Agreement, the Disclosure Letter, or any other certificate or document delivered by La Jolla pursuant to this Agreement;

     (b) any Breach by La Jolla or Sorisole of any covenant or obligation of La Jolla in this Agreement; or

     (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with La Jolla (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

     The remedies provided in this Section 5.4 will not be exclusive of or limit any other remedies that may be available to Shareholders and Sorisole or the Shareholders and Sorisole Indemnified Persons.

     5.5 Procedure for Indemnification -- Third Party Claims.

     (a) Promptly after receipt by a Person indemnified pursuant to this Article V of notice of the commencement of any Proceeding against it, such indemnified Person will, if a claim is to be made against an indemnifying Person pursuant to this Article V, give notice to the indemnifying Person of the commencement of such claim, but the failure to notify the indemnifying Person will not relieve the indemnifying Person of any liability that it may have to any indemnified Person, except to the extent that the indemnifying Person demonstrates that the defense of such claim is prejudiced by the indemnifying Person's failure to give such notice.

     (b) If any Proceeding referred to in Section 5.5(a) is brought against an indemnified Person and it gives notice to the indemnifying Person of the commencement of such Proceeding, the indemnifying Person will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it desires (unless (i) the indemnifying Person is also a party to such Proceeding and the indemnified Person determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying Person fails to provide reasonable assurance to the indemnified Person of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified Person and, after notice from the indemnifying Person to the indemnified Person of its election to assume the defense of such Proceeding, the indemnifying Person will not, as long as it diligently conducts such defense, be liable to the indemnified Person pursuant to this Article V for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified Person in connection with the defense of such Proceeding, other than reasonable costs of investigation. If an indemnifying Person assumes the defense of a Proceeding,
(i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying Person without the indemnified Person's consent, unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified Person, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying Person; and (iii) the indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying Person of the commencement of any Proceeding and the indemnifying Person does not, within 10 days after the indemnified Person's notice is given, give notice to the indemnified Person of its election to assume the defense of such Proceeding, the indemnifying Person will be obligated by any determination made in such Proceeding or any compromise or settlement effected by the indemnified Person.

     (c) Notwithstanding the foregoing, if an indemnified Person determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified Person may, by notice to the indemnifying Person, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying Person will not be obligated by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which shall not be unreasonably withheld).

     (d) Shareholders hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any La Jolla Indemnified Person for purposes of any claim that a La Jolla Indemnified Person may have pursuant to this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Shareholders with respect to such a claim anywhere in the world.

     5.6  Procedure   for   Indemnification   --  Other  Claims.   A  claim  for
indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.


                                   ARTICLE VI

                               GENERAL PROVISIONS

     6.1 Expenses. Except as otherwise expressly provided in this Agreement, each party shall pay all expenses, costs and fees (including attorneys' fees) incurred by that party in connection with the Contemplated Transactions, including the preparation, execution and delivery of this Agreement and the ancillary agreements, schedules and documents related to the Contemplated Transactions.

     6.2 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as La Jolla and Shareholders shall mutually determine. Shareholders and La Jolla will consult with each other concerning the communication by which Sorisole's employees, customers, and suppliers and other Persons having dealings with Sorisole will be informed of the Contemplated Transactions, and La Jolla will have the right to be present for any such communication.

     6.3 Notices. All notices, consents, waivers, and other communications pursuant to this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt),
(b) sent by facsimile machine (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile machine numbers set forth below (or to such other addresses and facsimile machine numbers as a party may designate by notice to the other parties):

     Shareholders:

          Danilo Cacciamatta
          2600 Michelson Drive, Suite 490
          Irvine, California 92612

     Sorisole:

          Sorisole Acquisition Corp.
          2600 Michelson Drive, Suite 490
          Irvine, California 92612

     La Jolla:

          La Jolla Fresh Squeezed Coffee Co., Inc.
          9060 Activity Road, Suite A
          San Diego, California 92126-4455

     6.4 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right resulting from, this Agreement may be brought against any of the parties in the courts of the State of California, County of San Diego, or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     6.5 Further Assurances. The parties agree (a) to furnish upon request to each other such additional information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other parties may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     6.6 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege pursuant to this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right resulting from this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     6.7 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the Agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written Agreement executed by the party to be charged with any such amendment.

     6.8 Sorisole Disclosure Letter.

     (a) The disclosures in the Sorisole Disclosure Letter must relate only to the representations and warranties in the section of the Agreement to which it expressly relates and not to any other representation or warranty in this Agreement.

     (b) In the event of any inconsistency between the statements in this Agreement and those in the Sorisole Disclosure Letter (other than an exception expressly set forth as such in such Disclosure Letter with respect to a specifically identified representation or warranty), the provisions of this Agreement will prevail and control.

     6.9 Assignments, Successors, and No Third-party Rights. No party may assign any of its rights pursuant to this Agreement without the prior written consent of the other parties, and any such assignment shall be null and void ab initio; provided, however, that La Jolla may assign any of its rights pursuant to this Agreement to any Subsidiary of La Jolla. Subject to the preceding sentence, this Agreement will apply to, obligate in all respects, and inure to the benefit of, the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement, any legal or equitable right, remedy, or claim pursuant to or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     6.10 Severability. If any provision of this Agreement is determined to be invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement determined to be invalid or unenforceable only in part or degree will remain in full force and effect to the extent not determined to be invalid or unenforceable.

     6.11 Section Headings, Construction. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "section" or "sections" refer to the corresponding section or sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     6.12 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     6.13 Governing Law. This Agreement will be governed by the laws of the State of California, without regard to conflicts of laws principles.

     6.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same Agreement.


                THE REMAINDER OF THIS PAGE IS BLANK INTENTIONALLY

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the Effective Date.

                                   La Jolla Fresh Squeezed Coffee Co., Inc., a Washington corporation

                                   By:  /s/ Kurt B. Toneys
                                        ----------------------------------------
                                        Kurt B. Toneys
                                   Its: President

                                   By:  /s/ Stephen F. Corey
                                        ----------------------------------------
                                        Stephen F. Corey
                                   Its: Secretary


                                   Sorisole Acquisition Corp.,
                                   a Delaware corporation

                                   By:  /s/ Danilo Cacciamatta
                                        ----------------------------------------
                                        Danilo Cacciamatta
                                   Its: President

                                   By:  /s/ Danilo Cacciamatta
                                        ----------------------------------------
                                        Danilo Cacciamatta
                                   Its: Secretary


                                   Shareholders of Sorisole Acquisition Corp.

                                   By:  /s/ Danilo Cacciamatta
                                        ----------------------------------------
                                        Danilo Cacciamatta

                       Form of Sorisole Disclosure Letter

February 22, 2000

La Jolla Fresh Squeezed Coffee Co., Inc.
9060 Activity Road, Suite A
San Diego, CA 92126-4455

Gentlemen:

     We refer to the Stock Acquisition and Reorganization Agreement (the "Agreement") to be entered into effective today between the persons specified in Exhibit A of the Agreement ("Shareholders"); Sorisole Acquisition Corp., a Delaware corporation ("Company"); and La Jolla Fresh Squeezed Coffee Co., Inc., a Washington corporation ("La Jolla"), pursuant to which Shareholders exchanged with La Jolla and La Jolla acquired from Shareholders 500,000 shares of $.001 par common stock of the Company, which is 100% of the issued and outstanding $.001 par common stock of the Company, on the terms and subject to the conditions specified in the Agreement.

     This letter constitutes the Sorisole Disclosure Letter referred to in the Agreement. The representations and warranties of Sorisole and Shareholders in the Agreement are made and given subject to the disclosures in this Sorisole Disclosure Letter. The disclosures in this Sorisole Disclosure Letter are to be taken as relating to the representations and warranties in the section of the Agreement to which they expressly relate and to no other representation or warranty in the Agreement.

     Terms defined in the Agreement are used with the same meanings in this Sorisole Disclosure Letter. References to Appendices are to the Appendices to this Sorisole Disclosure Letter.

     By reference to Section 3 of the Agreement (using the numbering in such section), the following matters are disclosed:

                                   Very truly yours,

                                   Sorisole Acquisition Corp.,
                                   a Delaware corporation

                                   By:  /s/ Danilo Cacciamatta
                                        ----------------------------------------
                                        Danilo Cacciamatta
                                   Its: President

                                   By:  /s/ Danilo Cacciamatta
                                        ----------------------------------------
                                        Danilo Cacciamatta
                                   Its: Secretary

La Jolla acknowledges receipt of the Sorisole Disclosure Letter of which this is a duplicate (including the Appendices referred to therein).

                                   Dated:  February 22, 2000

                                   La Jolla Fresh Squeezed Coffee Co., Inc., a Washington corporation


                                   By:  /s/ Kurt B. Toneys
                                        ----------------------------------------
                                        Kurt B. Toneys
                                   Its: President


                                   By:  /s/ Stephen F. Corey
                                        ----------------------------------------
                                        Stephen F. Corey
                                   Its: Secretary

                              SHAREHOLDERS' RELEASE

     THIS SHAREHOLDERS' RELEASE ("Release") is executed and delivered in accordance with Section 2.3(a)(ii) of that certain Stock Acquisition and Reorganization Agreement which is effective the 22nd day of February 22, 2000 ("Effective Date") ("Agreement"), by and among La Jolla Coffee Fresh Squeezed Coffee Co., Inc., a Washington corporation ("La Jolla"); Sorisole Acquisition Corp., a Delaware corporation ("Sorisole"); and the persons specified in Exhibit A of the Agreement. The persons specified in Exhibit A of the Agreement shall be referred to in this Release, collectively, as the "Shareholders," and any of them may be referred to in this Release, individually, as a "Shareholder". Capitalized terms used in this Release without definitions have the respective meanings given to them in the Agreement.

     Each Shareholder acknowledges that execution and delivery of this Release is a condition to La Jolla's obligation to acquire the Shareholders' shares of $.001 par common stock of Sorisole pursuant to the Agreement and that La Jolla is relying on this Release in consummating the Reorganization.

     Each Shareholder, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and with the intent to be obligated legally and equitably, in order to induce La Jolla to consummate the Reorganization pursuant to the Agreement, hereby agrees as follows:

     Each Shareholder, on behalf of himself and each of his Related Persons, hereby unconditionally, irrevocably and forever releases, acquits and discharges La Jolla and Sorisole, and each of them, and each of their respective individual, joint or mutual, past, present and future Representatives, affiliates, stockholders, controlling persons, Subsidiaries, successors and assigns (individually, a "Releasee" and, collectively, "Releasees") from any and all claims, demands, Proceedings, causes of action, Orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which such Shareholder or any of such Shareholder's respective Related Persons now has, have ever had or may hereafter have against the Releasees resulting contemporaneously from or prior to the Effective Date or on account of or resulting from any matter, cause or event occurring contemporaneously with or prior to the Effective Date, including, but not limited to, any rights to indemnification or reimbursement from Sorisole, whether pursuant to its Organizational Documents, contract or otherwise and whether or not relating to claims pending on, or asserted after, the Effective Date; provided, however, that nothing specified in this Release shall operate to release any obligations of (i) La Jolla or Sorisole resulting from the Agreement.


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


     Each Shareholder hereby irrevocably shall refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any Proceeding against any Releasee, based upon any matter released or purported to be released hereby.

     Without in any way limiting any of the rights and remedies otherwise available to any Releasee, each Shareholder, jointly and severally, shall indemnify and hold harmless each Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney's fees) whether or not involving third party claims, resulting directly or indirectly from or in connection with (i) the assertion by or on behalf of such Shareholder or any of such Shareholder's Related Persons of any claim or other matter purported to be released pursuant to this Release and (ii) the assertion by any third party of any claim or demand against any Releasee resulting directly or indirectly from, or in connection with, any assertion by or on behalf of such Shareholder or any of such Shareholder's Related Persons against such third party of any claims or other matters purported to be released pursuant to this Release.

     Each Shareholder, on behalf of himself and each of his Related Persons, agrees that there is a risk that, subsequent to the execution and delivery of this Release, losses, damages or injuries might be incurred by such Shareholder which are unknown or unanticipated, for whatever reason, at the time of the execution and delivery of this Release. It is none the less specifically agreed that the releases specified in this Release are fully and completely effective regardless of any present lack of knowledge on the part of any party as to any claims, charges, complaints, liabilities, obligations, debts, suits, demands, grievances, losses, damages, injuries costs, expenses, rights, actions or causes of action, or as to any possible fact or circumstance relating in any manner to the matters for which the releases specified in this Release are made. Each
Shareholder voluntarily, intentionally and expressly waives the benefits and provisions of Section 1542 of the Civil Code of the State of California, and any similar law of any state or territory of the United States of America or other jurisdiction. Specifically, that Section 1542 specifies as follow:

     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOW BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     If any provision of this Release is determined to invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full


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


force and effect. Any provision of this Release determined to be invalid or unenforceable only in part will remain in full force and effect to the extent not determined to be invalid or unenforceable.

     This Release may not be amended except in a writing signed by the person against whose interest such amendment shall operate. This Release shall be governed by and construed pursuant to the laws of the State of California, without regard to principles of conflicts of law.

     All words used in this Release will be construed to be of such gender or number as the circumstances require.

IN WITNESS WHEREOF, each of the undersigned have executed and delivered this Release which shall be effective as of this 22nd day of February 2000.


Shareholders of Sorisole Acquisition Corp.



/s/ Danilo Cacciamatta
----------------------------------------
Danilo Cacciamatta


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